Exhibit 4.4

Execution Version

Dated: October 27, 2026

Marsh & McLennan Companies, Inc.

as Issuer

and

The Bank of New York Mellon, London Branch

as Paying Agent

PAYING AGENCY AGREEMENT

THIS AGREEMENT is made as of October 27, 2026, between Marsh & McLennan Companies, Inc., a Delaware corporation, (the “Issuer”), and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”), located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom.

WHEREAS, the Issuer proposes to issue euro-denominated 4.250% Senior Notes due 2032 (the “2032 Notes”) and 4.625% Senior Notes due 2036 (the “2036 Notes” and, together with the 2032 Notes, the “Notes”) in the forms attached hereto as Annex A in the aggregate principal amount of €600,000,000 for the 2032 notes and €600,000,000 for the 2036 Notes on the date hereof, pursuant to the indenture dated as of July 15, 2011 (the “Original Indenture”) and as supplemented by the twenty-second supplemental indenture relating to the Notes, to be dated as of the date hereof, (the “Supplemental Indenture”, and, together with the Original Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”);

WHEREAS, solely with respect to the Notes, the Issuer wishes to appoint the Paying Agent, as set forth above, upon the terms and subject to the conditions set forth herein;

WHEREAS, solely with respect to the Notes, The Bank of New York Mellon, London Branch has also been designated as the common depositary for the Notes.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1	Definitions

1.1	All capitalized terms used herein, but not defined, shall have the meanings given to them in the Indenture.

1.2	In addition, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday or Sunday, (i) which is not a day on which banking institutions in the City of New York or London are authorized or required by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Holder(s)” means the person or persons in whose name or names the Note is registered in the Security Register.

References to the records of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, societê anonyme, (“Clearstream”) shall be to the records that each of Euroclear and Clearstream holds for its customers which reflect the amount of such customers’ interests in the Notes.

2	Appointment of Paying Agent

The Issuer hereby appoints the Paying Agent at its office specified above as the paying agent solely in respect of the Notes upon the terms and conditions herein contained, and the Paying Agent accepts such appointment. In the event of any inconsistency between the Indenture and this Agreement, the terms of this Agreement shall prevail.

3	Payment

3.1

In order to provide for all payments due on the Notes as the same shall become due, the Issuer shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the due date for the payment of each Note, at such bank as the Paying Agent shall previously have notified to the Issuer, in immediately available funds sufficient to meet all payments due on such Notes.

3.2

The Issuer hereby authorizes and directs the Paying Agent, from the amounts paid to it pursuant to this Section 3, to make or cause to be made all payments on the Notes in accordance with the terms thereof. Such payments shall be made to the Holder or Holders of Notes in accordance with the terms of the Notes, the provisions contained in this Agreement, and the procedures of Euroclear and Clearstream. All interest payments in respect of the Notes will be made by the Paying Agent on the relevant interest payment date (as set forth in the Note) to the Holders in whose names the Notes are registered at the close of business (New York) on the record date specified in the Notes next preceding the interest payment date or such other date as is provided in the Notes. So long as the Notes are represented by a single global certificate for each series of Notes and registered in the name of Euroclear and Clearstream or its nominee, all interest payments on the Notes shall be made by the Paying Agent by wire transfer of immediately available funds in euros (€) to Euroclear and Clearstream.

3.3

The Paying Agent will pay the principal amount of each Note on the applicable maturity date or upon any redemption date with respect thereto, together with accrued and unpaid interest and any premium due at maturity or such redemption date, if any, upon presentation and surrender of such Note on or after the maturity date or redemption date thereof to the Paying Agent, or as specified in the Notes.

3.4

If for any reason the amounts received by the Paying Agent are insufficient to satisfy all claims in respect of all payments then due on the Notes, the Paying Agent shall forthwith notify the Issuer, and the Paying Agent shall not be obliged to pay any such claims until the Paying Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the Paying Agent in its sole discretion shall make payment on the Notes on their maturity, redemption, payments of interest or such other payments when otherwise due (it being understood that the Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been received is not received on such date, the Issuer agrees forthwith on demand to pay, or procure the payment of, to the Paying Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Agreement to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying Agent of funding such amount, as certified by the Paying Agent and expressed as a rate per annum.

3.5	The Paying Agent hereby agrees that:

(i)

it will hold all sums held by it as Paying Agent for the payment of the principal or interest, if any, on the Notes in trust for the benefit of the Holders of the Notes entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided in Section 3.6 below and in the Indenture;

(ii)

it will promptly give the Trustee notice of: (x) an Issuer deposit for the payment of principal of or interest, if any, on the Notes, (y) any failure by the Issuer in the making of any deposit for the payment of principal of or interest, if any, on the Notes that shall have become payable, and (z) any default by the Issuer in making any payment of the principal of or premium or interest, if any, on the Notes where the same shall be due and payable as provided in the Notes; and

(iii)

At any time after an Issuer Event of Default in respect of the Notes shall have occurred, Paying Agent shall, if so required by notice in writing given by the Trustee to the Paying Agent: (y) thereafter, until otherwise instructed by the Trustee, act as agent of the Trustee under the terms of this Agreement; and/or (z) deliver all Notes and all sums, documents and records held by the Paying Agent in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying Agent is obliged not to release by any applicable law or regulation.

3.6	Notwithstanding the foregoing,

(i)

if any Note is presented or surrendered for payment to the Paying Agent and the Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying Agent shall as soon as is reasonably practicable notify the Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid; and

(ii)	the Paying Agent shall cancel each Note against surrender of which it has made full payment and shall deliver each Note so cancelled by it to the Trustee.

3.7	In no event, shall the Paying Agent be obliged to make any payments hereunder if it has not received the full amount of any payment.

4	Indemnity

4.1

The Issuer shall indemnify and keep indemnified the Paying Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or in respect of the Issuer’s issue of Notes, except to the extent that they have resulted from the Paying Agent’s own gross negligence, willful misconduct or bad faith. The Paying Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. The failure of the Paying Agent to so notify the Issuer will not relieve the Issuer from its obligation to indemnify or keep indemnifying the Paying Agent. The Issuer shall defend the claim and the Paying Agent shall cooperate in the defense. The Paying Agent may have separate counsel in any such defense if the Paying Agent shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer or such affiliate of the Issuer or (y) a conflict may exist between the Paying Agent and the Issuer or such affiliate of the Issuer. The Issuer need not pay for any settlement without its consent, which consent shall not be unreasonably withheld.

4.2	The indemnity contained in this Section shall survive the termination or expiry of this Agreement and the resignation or removal of the Paying Agent.

5	General

5.1

In acting under this Agreement, the Paying Agent shall not (i) be under any fiduciary duty towards any person, (ii) be responsible for or liable in respect of the authorization, validity or legality of any Note amount paid by it hereunder (except to the extent that any such liability is determined by a court of competent jurisdiction to have been resulted from the Paying Agent’s gross negligence or willful misconduct), (iii) be under any obligation towards any person other than the Trustee and Issuer or (iv) assume any relationship of agency or trust for or with any Holder.

5.2	The Paying Agent shall be entitled to treat the registered Holder of any Note as the absolute owner of such Note for all purposes and make payments thereon accordingly.

5.3

The Paying Agent may exercise any of its rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed by due care.

5.4

The Paying Agent shall not exercise any lien, right of set-off or similar claim against any Holder of a Note in respect of moneys payable by it under this Agreement; however, should Paying Agent elect to make a payment pursuant to Section 3.4 hereof, it shall be entitled to appropriate for its own account out of the funds received by it under Section 3 an amount equal to the amount so paid by it.

5.5

The Paying Agent may (at the reasonable expense of the Issuer) consult on any matter concerning its duties with regards to the Notes hereunder any legal adviser or other expert selected by it, and the Paying Agent shall not be liable in respect of anything done, or omitted to be done in accordance with that adviser’s opinion. At any time, the Paying Agent may apply to any duly authorized representative of the Issuer for a written instruction and shall not be liable for action taken or omitted to be taken in accordance with such instruction. For the avoidance of doubt, a duly authorized representative shall be of vice-president level or above.

5.6

The Paying Agent shall be entitled to rely, and shall not be liable in respect of anything done or suffered by it in reliance, on any notice, document, communication or information reasonably believed in good faith by it to be genuine and given by the proper parties.

5.7

The Paying Agent shall be obliged to perform only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Agreement or the Notes against the Paying Agent.

5.8

The Paying Agent shall not be liable to account to the Issuer for any interest or other amounts in respect of funds received by it from the Issuer. Money held by the Paying Agent need not be segregated except as required by law.

5.9

No provision of this Agreement or the Notes shall require the Paying Agent to risk or expend its own funds, or to take any action which in its reasonable judgment would result in any expense or liability accruing to it.

5.10

In no event will the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, epidemics or pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, severe loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent will use its best reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

5.11	The Paying Agent shall have no duty to inquire as to the performance of the covenants of the Issuer, nor shall it be charged with knowledge of any default or Event of Default under the Indenture.

5.12

Notwithstanding any provision of this Agreement to the contrary, the Paying Agent will not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.13

The Paying Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Notes, with the same rights that it or they would have if it were not the Paying Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Paying Agent.

5.14

The Paying Agent shall incur no liability hereunder except to the extent such liability has been determined by a court of competent jurisdiction to have resulted from the Paying Agent’s gross negligence or wilful misconduct.

5.15

Neither the Paying Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Issuer for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except to the extent such liability has been determined by a court of competent jurisdiction to have resulted from the Paying Agent’s gross negligence or wilful misconduct.

5.16

The Paying Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement.

5.17	The Issuer will supply the Paying Agent with the names and specimen signatures of its authorized persons.

6	Change of Paying Agent

6.1

Resignation or Removal of Paying Agent. Any time, other than on a day during the forty-five (45) day period preceding any payment date for Issuer’s Notes, the Paying Agent may resign by giving at least forty-five (45) days’ prior written notice to Issuer; and the Paying Agent’s agency shall be terminated and its duties shall cease upon expiration of such forty-five (45) days or such lesser period of time as shall be mutually agreeable to Paying Agent and Issuer. At any time, following at least forty-five (45) days’ prior written notice (or such lesser period of time as shall be mutually agreeable to the Paying Agent and the Issuer) from the Issuer, the Paying Agent may be removed from its agency. Such removal shall become effective upon the expiration of the forty-five (45) day or agreed lesser time period, and upon payment to the Paying Agent of all amounts payable to it in connection with its agency. In such event, following payment of its fees and expenses, the Paying Agent shall deliver to the Issuer, or to the Issuer’s designated representative, all Notes (if any) and cash (if any) belonging to the Issuer and, at the Issuer’s expense, shall furnish to the Issuer, or to the Issuer’s designated representative, such information regarding the status of the Issuer’s outstanding Notes reasonably requested by the Issuer.

6.2

Any corporation into which a Paying Agent may be merged or consolidated or any corporation resulting from any merger or consolidation to which such Paying Agent is a party or any corporation to which such Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust or agency assets shall on the date on which such merger, consolidation or transfer becomes effective, become the successor to such Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

7	Compensation, Fees and Expenses

7.1	The Issuer will pay to the Paying Agent the compensation, fees and expenses in respect of the Paying Agent’s services as separately agreed with the Paying Agent.

7.2

The Issuer will also pay all reasonable out-of-pocket expenses (including legal expenses) incurred by the Paying Agent in connection with its services hereunder, together with any applicable value added tax and stamp, issue, or other documentary taxes and duties. For the avoidance of doubt, the Issuer shall not pay any expenses of or other amounts to the Paying Agent which expenses or amounts are determined to have been caused by the Paying Agent’s own gross negligence or willful misconduct.

8	Notices

8.1

Each notice or communication under this Agreement shall be made in writing, by email or otherwise in accordance with this Section 8. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the email address or address, and marked for the attention of the person (if any), from time to time designated by that party to the Paying Agent (or, in the case of the Paying Agent, by it to each other party) for the purpose of this Agreement. The initial telephone number, email address, address and person so designated are:

in the case of the Issuer, at:

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036

Attention: Ferdinand G. Jahnel

Telephone: (212) 345-5000

in the case of the Paying Agent, to it at:

The Bank of New York Mellon, London Branch

160 Queen Victoria Street, London EC4V 4LA

Attention: Corporate Trust Administration

Telephone: 412-236-1201

Email: Raymond.K.Oneil@bny.com; corpsov2@bny.com

8.2

All notices under this Agreement shall be effective (if by email) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next Business Day in the city in which the recipient is located.

8.3

The Paying Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means (as defined below); provided, however, that the Issuer shall provide to the Paying Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Paying Agent Instructions using Electronic Means and the Paying Agent in its discretion elects to act upon such Instructions, the Paying Agent’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Paying Agent cannot determine the identity of the actual sender of such Instructions and that the Paying Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Paying Agent have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Paying Agent and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Paying Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Paying Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Paying Agent, including without limitation the risk of the Paying Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Paying Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Paying Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Paying Agent, or another method or system specified by the Paying Agent as available for use in connection with its services hereunder.

9	Governing Law and Jurisdiction; Waiver of Jury Trial

9.1

The interpretation, validity and enforcement of this Agreement, and all legal actions brought under or in connection with the subject matter of this Agreement, shall be governed by the laws of the State of New York.

9.2

Any court action brought under or in connection with the subject matter of this Agreement shall be brought only in the United States District Court for the Southern District of New York or, if such court would not have jurisdiction over the matter, then only in a New York State court sitting in the Borough of Manhattan, City of New York. Each Party submits to the exclusive jurisdiction of these courts and agrees not to commence any legal action under or in connection with the subject matter of this Agreement in any other court or forum.

9.3

Each Party waives any objection to the laying of the venue of any legal action brought under or in connection with the subject matter of this Agreement in the Federal or state courts sitting in the Borough of Manhattan, City of New York, and agrees not to plead or claim in such courts that any such action has been brought in an inconvenient forum.

9.4

THE ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

10	Tax Matters and Withholding

10.1

The Paying Agent shall deliver to the Issuer two properly completed and executed originals of IRS Form W-9 (or appropriate successor form) upon entering into this Agreement (and from time to time thereafter upon reasonable request of the Issuer). The Paying Agent agrees that if any form or certification that it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification promptly or promptly notify the Issuer in writing of its legal inability to do so.

Any agent appointed pursuant to this Agreement making any payment on the Notes shall deliver to the Issuer two properly completed and executed originals of IRS Form W-9 (or appropriate successor form) upon such appointment (and from time to time thereafter upon reasonable request of the Issuer).

10.2

Notwithstanding any other provision of this Agreement, the Paying Agent shall be entitled to make a deduction or withholding (including the deduction of FATCA Withholding Tax) from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted, and the Paying Agent shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

In addition, the Issuer agrees: (i) to provide the Paying Agent tax-information about holders or the transactions contemplated hereby (including any modification to the terms of such transactions), to the extent such information is directly available to the Issuer, so that the Paying Agent can determine whether it has tax-related obligations under applicable law, (ii) that the Paying Agent shall be entitled to make any withholding or deduction from payments under the transaction documents to the extent necessary to comply with applicable law for which the Paying Agent shall not have any liability and (iii) to hold harmless the Paying Agent for any losses it may suffer due to the actions it takes to comply with such applicable law. The terms of this section shall survive the termination of this Agreement.

Definitions:

“FATCA Withholding Tax” shall mean any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Code” shall mean the US Internal Revenue Code of 1986, as amended.

11	Sanctions

The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers: (A) are the target or subject of any sanctions enforced by the US Government (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”), and (B) will use any payments made pursuant to this Agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

12	Headings

The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part of or affect in any way the meaning or interpretation of this Agreement.

13	Counterparts

This Agreement may be executed by each of the parties hereto in any number of counterparts and by PDF or other electronic signature, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

In witness whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

Marsh & McLennan Companies, Inc., as Issuer

By:	/s/ Mark C. McGivney
	Name:	Mark C. McGivney
	Title:	Executive Vice President,
Chief Operating Officer &
Chief Financial Officer

The Bank of New York Mellon, London Branch, as Paying Agent

By:	/s/ Nathan Hodd
	Name:	Nathan Hodd
	Title:	Authorised Signatory
As Agent

[Signature Page to Paying Agency Agreement]

Annex A

Form of Global Notes

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE BASE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY EUROCLEAR/CLEARSTREAM TO A NOMINEE OF EUROCLEAR/CLEARSTREAM OR BY A NOMINEE OF EUROCLEAR/CLEARSTREAM TO EUROCLEAR/CLEARSTREAM OR ANOTHER NOMINEE OF EUROCLEAR/CLEARSTREAM OR BY EUROCLEAR/CLEARSTREAM OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Certificate No. [__]                                      €[__________]

CUSIP No. 571748 CG5

ISIN No. XS3551809562

Common Code 355180956

MARSH & McLENNAN COMPANIES, INC.

4.250% Senior Notes due 2032

MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the “Issuer”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, as nominee of Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), or their registered assigns, the principal sum of [__________________] EUROS (€[__________]) (which aggregate principal amount may from time to time be increased or decreased to such other aggregate principal amounts by adjustments made on the Schedule of Increases or Decreases in Global Security attached hereto) on March 15, 2032 and to pay interest on said principal sum from October 27, 2026 or from the most recent date to which interest has been paid or provided for (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for annually on March 15 of each year commencing March 15, 2027 at the rate of 4.250% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or October 27, 2026, if no interest has been paid on the Notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the Primary Market Handbook of the International Capital Market Association. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (hereafter defined), be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which shall be the March 1 preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for (as defined in the Indenture, the “Defaulted Interest”) shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the office or agency of the Issuer maintained for that purpose in the City of London, State of New York or at the office or agency of the Paying Agent maintained for that purpose in the City of London, initially at 160 Queen Victoria Street, London EC4V 4LA; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered holder at such address as shall appear in the Security Register.

All payments of interest, premium (if any), and principal, including payments made upon any redemption or repurchase of this Note, will be made in euro, provided that if the Issuer is unable to obtain euro in amounts sufficient to make a required payment under the Notes due to the imposition of exchange controls or other circumstances beyond the Issuer’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined by the Issuer in its sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default (as defined in the Indenture). Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Issuer.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid until the Certificate of Authentication hereon shall have been signed manually by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated:

MARSH & McLENNAN COMPANIES, INC.

By:
Name: Mark C. McGivney
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

By:
Name: Ferdinand Jahnel
Title: Vice President & Treasurer

Attest:

By:
Name: Connor Kuratek
Title: Deputy General Counsel & Corporate Secretary

[Signature Page to Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: ________________

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers to

(Insert Social Security number or other identifying number of assignee)

(Please print or typewrite name and address, including zip code of assignee)

the within Note of Marsh & McLennan Companies, Inc. and hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.

Dated:___________________

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

MARSH & McLENNAN COMPANIES, INC.

4.250% Senior Notes due 2032

The initial aggregate principal amount of this Global Security is €[_____________]. The following increases or decreases in this Global Security have been made:

No: _____

Date	Principal Amount of this Global Security	Notation Explaining Principal Amount Recorded	Signature of authorized officer of Trustee or Depositary

MARSH & McLENNAN COMPANIES, INC.

4.250% Senior Notes due 2032

This Note is one of a duly authorized series of Securities (referred to in the Base Indenture (hereafter defined)), of the Issuer (herein sometimes referred to as the “Notes”), all such Securities issued or to be issued in one or more series under and pursuant to an indenture (the “Base Indenture”), dated as of July 15, 2011, between the Issuer and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented in the case of the Notes by the Twenty-Second Supplemental Indenture, dated as of October 27, 2026, between the Issuer and the Trustee (the Base Indenture, as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes. This series of Notes is initially limited in aggregate principal amount as specified in said Twenty-Second Supplemental Indenture. This series of Notes and any Additional Notes of this series shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions. The terms and conditions of this series of Notes and any Additional Notes of this series (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of the Additional Notes and the first payment of interest following such issue date) shall be the same and shall bear the same CUSIP number, ISIN number and Common Code.

Prior to February 15, 2032 (the “Par Call Date”), the Issuer may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed, and

(2) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such series of Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (Actual/Actual (ICMA)) at the Comparable Government Bond Rate plus 15 basis points, in each case, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption. Calculation of the redemption price will be made by the Issuer or on the Issuer’s behalf by such person as the Issuer designates.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption.

The Issuer shall have the right to redeem the Notes at any time in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in official position regarding the application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced or becomes effective on or after October 20, 2026, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as described in Section 1.01(h) of the Twenty-Second Supplemental Indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Independent Investment Banker, a German government bund whose maturity is closest to February 15, 2032, or if such Independent Investment Banker in its discretion determines that such similar bund is not in issue, such other German government bund as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bunds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers appointed by the Issuer.

“Reference Bond Dealer” means (i) each of Merrill Lynch International, Deutsche Bank AG, London Branch, Barclays Bank PLC and HSBC Bank plc (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (ii) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by the Issuer.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any paying agent shall have any responsibility to calculate, determine or verify the redemption price or the Comparable Government Bond Rate.

In case the Issuer shall desire to exercise its right to redeem all or, as the case may be, a portion of the Notes, the Issuer shall, or shall cause the Trustee to, give notice of such redemption to holders of the Notes to be redeemed. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with Clearstream’s or Euroclear’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice that is delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder received the notice. In any case, failure duly to give such notice to the holder of any Note designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify the amount of Notes to be redeemed, the date fixed for redemption and the applicable redemption price at which the Notes to be redeemed are to be redeemed, and shall state the place or places where payment will be made upon presentation and surrender of such Notes, and shall state that interest accrued to the date fixed for redemption will be paid as specified in said notice and, that from and after said date interest will cease to accrue; except that interest shall continue to accrue on any such Note or portion thereof with respect to which the Issuer defaults in the payment of such applicable redemption price and accrued interest. In case any Notes are to be redeemed in part only, the notice that relates to such Notes shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such security, a new Note in principal amount equal to the unredeemed portion thereof will be issued.

Notice of any redemption of Notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed. If any such redemption has been rescinded or delayed, the Issuer will provide written notice to the Trustee prior to the close of business two Business Days before the redemption date and, upon receipt, the Trustee will provide such notice to each registered holder.

If the Trustee is to provide notice on behalf of the Issuer to the holders of the Notes as described herein, for a partial or full redemption, the Issuer shall give the Trustee at least three days’ notice in advance, a period which can be reduced upon further negotiation between the Issuer and the Trustee, of the date fixed for redemption as to the aggregate principal amount of Notes to be redeemed.

If less than all of the applicable series of Notes are to be redeemed at the Issuer’s option, the Notes, or portions of the Notes, to be redeemed will be selected in accordance with the standard procedures of Clearstream or Euroclear. If the Notes to be redeemed are not global notes then held by Clearstream or Euroclear, the Trustee will select the Notes to be redeemed by lot. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.

If money sufficient to pay the redemption price on the Notes (or portions thereof) to be redeemed on the redemption date is deposited with a paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption.

The Issuer may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, notify the Trustee or any paying agent that the Issuer has elected to call all or any part of the Notes for redemption and instruct the Trustee to give notice of redemption in the manner set forth in this Note, such notice to be in the name of the Issuer or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Issuer shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice that may be required under the provisions stated herein.

Subject to Section 2.11 of the Base Indenture, the Issuer shall not be required (i) to issue, register the transfer of or exchange the Notes during the period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of all of the series at the time Outstanding affected thereby (all such series voting together as a single class), as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby (i) extend the fixed maturity of any Securities, including the Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes of all series at the time Outstanding affected thereby (all such series voting together as a single class), to waive any past default in the performance of any of the covenants contained in the Base Indenture, or established pursuant to the Base Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Securities, including the Notes, in which case, each such affected series voting as a separate class. Any such consent or waiver by the registered holder of this Note (unless revoked as provided in the Base Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

The Issuer is subject to certain covenants contained in the Indenture with respect to, and for the benefit of the holders of, the Notes. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants contained in the Indenture or with respect to reports or other certificates filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer’s timely delivery of all reports and certificates required under Section 5.03 of the Base Indenture and to fulfill its obligations under Article VII of the Indenture. If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in principal amount of the Outstanding Notes (in the case of an Event of Default described in clauses (a)(i) or (a)(ii) of Section 6.01 of the Base Indenture, each such series voting as a separate class, and in the case of an Event of Default described in clauses (a)(iii), (a)(iv), (a)(v) or (a)(vi) of Section 6.01 of the Base Indenture, all affected series voting together as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the holders of a majority in principal amount of the Notes at the time Outstanding (voting as provided in Section 6.04(b) of the Base Indenture) a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the City of London or the Borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Issuer, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Issuer nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes are issuable only in registered form without coupons in authorized denominations. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused “CUSIP” numbers to be printed on the Notes as a convenience to the holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, which may be delivered via electronic transmission, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE BASE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY EUROCLEAR/CLEARSTREAM TO A NOMINEE OF EUROCLEAR/CLEARSTREAM OR BY A NOMINEE OF EUROCLEAR/CLEARSTREAM TO EUROCLEAR/CLEARSTREAM OR ANOTHER NOMINEE OF EUROCLEAR/CLEARSTREAM OR BY EUROCLEAR/CLEARSTREAM OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Certificate No. [__]	€[__________]

CUSIP No. 571748 CH3

ISIN No. XS3551809729

Common Code 355180972

MARSH & McLENNAN COMPANIES, INC.

4.625% Senior Notes due 2036

MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the “Issuer”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, as nominee of Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), or their registered assigns, the principal sum of [__________________] EUROS (€[__________]) (which aggregate principal amount may from time to time be increased or decreased to such other aggregate principal amounts by adjustments made on the Schedule of Increases or Decreases in Global Security attached hereto) on November 15, 2036 and to pay interest on said principal sum from October 27, 2026 or from the most recent date to which interest has been paid or provided for (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for annually on November 15 of each year commencing November 15, 2026 at the rate of 4.625% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or October 27, 2026, if no interest has been paid on the Notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the Primary Market Handbook of the International Capital Market Association. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (hereafter defined), be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which shall be the November 1 preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for (as defined in the Indenture, the “Defaulted Interest”) shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the office or agency of the Issuer maintained for that purpose in the City of London, State of New York or at the office or agency of the Paying Agent maintained for that purpose in the City of London, initially at 160 Queen Victoria Street, London EC4V 4LA; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered holder at such address as shall appear in the Security Register.

All payments of interest, premium (if any), and principal, including payments made upon any redemption or repurchase of this Note, will be made in euro, provided that if the Issuer is unable to obtain euro in amounts sufficient to make a required payment under the Notes due to the imposition of exchange controls or other circumstances beyond the Issuer’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined by the Issuer in its sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default (as defined in the Indenture). Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Issuer.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid until the Certificate of Authentication hereon shall have been signed manually by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be executed.

Dated:

MARSH & McLENNAN COMPANIES, INC.

By:
	Name:	Mark C. McGivney
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

By:
	Name:	Ferdinand Jahnel
	Title:	Vice President & Treasurer

Attest:

By:
	Name:	Connor Kuratek
	Title:	Deputy General Counsel & Corporate Secretary

[Signature Page to Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers to

(Insert Social Security number or other identifying number of assignee)

(Please print or typewrite name and address, including zip code of assignee)

the within Note of Marsh & McLennan Companies, Inc. and hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.

Dated:

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

MARSH & McLENNAN COMPANIES, INC.

4.625% Senior Notes due 2036

The initial aggregate principal amount of this Global Security is €[_____________]. The following increases or decreases in this Global Security have been made:

No: _____

Date	Principal Amount of this Global Security	Notation Explaining Principal Amount Recorded	Signature of authorized officer of Trustee or Depositary

MARSH & McLENNAN COMPANIES, INC.

4.625% Senior Notes due 2036

This Note is one of a duly authorized series of Securities (referred to in the Base Indenture (hereafter defined)), of the Issuer (herein sometimes referred to as the “Notes”), all such Securities issued or to be issued in one or more series under and pursuant to an indenture (the “Base Indenture”), dated as of July 15, 2011, between the Issuer and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented in the case of the Notes by the Twenty-Second Supplemental Indenture, dated as of October 27, 2026, between the Issuer and the Trustee (the Base Indenture, as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes. This series of Notes is initially limited in aggregate principal amount as specified in said Twenty-Second Supplemental Indenture. This series of Notes and any Additional Notes of this series shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions. The terms and conditions of this series of Notes and any Additional Notes of this series (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of the Additional Notes and the first payment of interest following such issue date) shall be the same and shall bear the same CUSIP number, ISIN number and Common Code.

Prior to August 15, 2036 (the “Par Call Date”), the Issuer may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed, and

(2) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such series of Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (Actual/Actual (ICMA)) at the Comparable Government Bond Rate plus 20 basis points, in each case, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption. Calculation of the redemption price will be made by the Issuer or on the Issuer’s behalf by such person as the Issuer designates.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption.

The Issuer shall have the right to redeem the Notes at any time in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax), or any change in official position regarding the application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced or becomes effective on or after October 20, 2026, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as described in Section 1.01(h) of the Twenty-Second Supplemental Indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Independent Investment Banker, a German government bund whose maturity is closest to August 15, 2036, or if such Independent Investment Banker in its discretion determines that such similar bund is not in issue, such other German government bund as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bunds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers appointed by the Issuer.

“Reference Bond Dealer” means (i) each of Merrill Lynch International, Deutsche Bank AG, London Branch, Barclays Bank PLC and HSBC Bank plc (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (ii) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by the Issuer.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any paying agent shall have any responsibility to calculate, determine or verify the redemption price or the Comparable Government Bond Rate.

In case the Issuer shall desire to exercise its right to redeem all or, as the case may be, a portion of the Notes, the Issuer shall, or shall cause the Trustee to, give notice of such redemption to holders of the Notes to be redeemed. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Clearstream’s or Euroclear’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice that is delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder received the notice. In any case, failure duly to give such notice to the holder of any Note designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify the amount of Notes to be redeemed, the date fixed for redemption and the applicable redemption price at which the Notes to be redeemed are to be redeemed, and shall state the place or places where payment will be made upon presentation and surrender of such Notes, and shall state that interest accrued to the date fixed for redemption will be paid as specified in said notice and, that from and after said date interest will cease to accrue; except that interest shall continue to accrue on any such Note or portion thereof with respect to which the Issuer defaults in the payment of such applicable redemption price and accrued interest. In case any Notes are to be redeemed in part only, the notice that relates to such Notes shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such security, a new Note in principal amount equal to the unredeemed portion thereof will be issued.

Notice of any redemption of Notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed. If any such redemption has been rescinded or delayed, the Issuer will provide written notice to the Trustee prior to the close of business two Business Days before the redemption date and, upon receipt, the Trustee will provide such notice to each registered holder.

If the Trustee is to provide notice on behalf of the Issuer to the holders of the Notes as described herein, for a partial or full redemption, the Issuer shall give the Trustee at least three days’ notice in advance, a period which can be reduced upon further negotiation between the Issuer and the Trustee, of the date fixed for redemption as to the aggregate principal amount of Notes to be redeemed.

If less than all of the applicable series of Notes are to be redeemed at the Issuer’s option, the Notes, or portions of the Notes, to be redeemed will be selected in accordance with the standard procedures of Clearstream or Euroclear. If the Notes to be redeemed are not global notes then held by Clearstream or Euroclear, the Trustee will select the Notes to be redeemed by lot. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.

If money sufficient to pay the redemption price on the Notes (or portions thereof) to be redeemed on the redemption date is deposited with a paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption.

The Issuer may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, notify the Trustee or any paying agent that the Issuer has elected to call all or any part of the Notes for redemption and instruct the Trustee to give notice of redemption in the manner set forth in this Note, such notice to be in the name of the Issuer or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Issuer shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice that may be required under the provisions stated herein.

Subject to Section 2.11 of the Base Indenture, the Issuer shall not be required (i) to issue, register the transfer of or exchange the Notes during the period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of all of the series at the time Outstanding affected thereby (all such series voting together as a single class), as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby (i) extend the fixed maturity of any Securities, including the Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes of all series at the time Outstanding affected thereby (all such series voting together as a single class), to waive any past default in the performance of any of the covenants contained in the Base Indenture, or established pursuant to the Base Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Securities, including the Notes, in which case, each such affected series voting as a separate class. Any such consent or waiver by the registered holder of this Note (unless revoked as provided in the Base Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

The Issuer is subject to certain covenants contained in the Indenture with respect to, and for the benefit of the holders of, the Notes. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants contained in the Indenture or with respect to reports or other certificates filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer’s timely delivery of all reports and certificates required under Section 5.03 of the Base Indenture and to fulfill its obligations under Article VII of the Indenture. If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in principal amount of the Outstanding Notes (in the case of an Event of Default described in clauses (a)(i) or (a)(ii) of Section 6.01 of the Base Indenture, each such series voting as a separate class, and in the case of an Event of Default described in clauses (a)(iii), (a)(iv), (a)(v) or (a)(vi) of Section 6.01 of the Base Indenture, all affected series voting together as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the holders of a majority in principal amount of the Notes at the time Outstanding (voting as provided in Section 6.04(b) of the Base Indenture) a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the City of London or the Borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Issuer, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Issuer nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes are issuable only in registered form without coupons in authorized denominations. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused “CUSIP” numbers to be printed on the Notes as a convenience to the holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, which may be delivered via electronic transmission, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.